UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2004

BWAY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12415	36-3624491
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250
Atlanta, Georgia	30350-2237
(Address of principal executive offices)	(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Item 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 1, 2004, BWAY Corporation (the “Registrant”) announced that it had signed a definitive Stock Purchase Agreement dated May 28, 2004 (the “Stock Purchase Agreement”) for the acquisition of all of the outstanding shares of North America Packaging Corporation from MVOC LLC. Closing, which is subject to regulatory, financing and other customer conditions, is expected near the end of the Registrant’s third fiscal quarter ending July 4, 2004 or early in the Registrant’s fourth fiscal quarter of 2004. A copy of the press release announcing the signing of the Stock Purchase Agreement and a copy of the Stock Purchase Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed herewith:

99.1	Press Release, issued on June 1, 2004, announcing the signing of a definitive agreement for the acquisition of all of the outstanding shares of North America Packaging Corporation by the Registrant.

99.2	Stock Purchase Agreement by and among BWAY Corporation, North America Packaging Corporation, and MVOC LLC dated as of May 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY CORPORATION

By:	/s/ Kevin C. Kern

Name:	Kevin C. Kern
Title:	Vice President of Administration and Chief Financial Officer

Date: June 1, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued on June 1, 2004, announcing the signing of a definitive agreement for the acquisition of all of the outstanding shares of North America Packaging Corporation by the Registrant.

99.2	Stock Purchase Agreement by and among BWAY Corporation, North America Packaging Corporation, and MVOC LLC dated as of May 28, 2004.